Exhibit 99.1

Essential Properties Realty Trust, Inc. Elects Ms. Kristin L. Smallwood
to Board of Directors
July 17, 2025
PRINCETON, N.J.—(BUSINESS WIRE)—Essential Properties Realty Trust, Inc. (NYSE: EPRT), today announced that the Board of Directors (the “Board”) has elected Ms. Kristin L. Smallwood to serve on the company’s Board. With this election, the Board consists of eight members, seven of whom are independent.
“On behalf of our Board and EPRT, I am pleased to welcome Kristin to the Board,” said Scott A. Estes, Chairman of the Board of EPRT. “Kristin gained experience through her long tenure as a partner at PricewaterhouseCoopers (“PwC”), where she served as the leader of PwC’s US Automotive Assurance Sector for four years and served numerous publicly traded audit clients. Kristin will bring unique perspective through her knowledge in key areas of corporate governance, including financial analysis, audit matters, matters associated with compliance with the requirements of the Securities and Exchange Commission, and public reporting. We look forward to adding her diverse experience, relevant background, and commitment to strong corporate governance and enhancing stockholder value, to the Board.”
Kristin L. Smallwood. Ms. Smallwood has almost 30 years of experience providing audit and audit-related services to large global companies with PwC. Ms. Smallwood was a partner with PwC from 2006 until her retirement in 2025. Ms. Smallwood served a broad spectrum of publicly traded and privately held clients in an audit capacity focused on complex issues in accounting, auditing, risk management, and regulatory and securities matters. Ms. Smallwood also served clients in a non-audit capacity in the Transaction Services Practice focused on sell-side and buy-side analyses and complex transactional accounting such as sale-leaseback and purchase price allocation accounting. Her leadership experience with PwC includes service as the US Automotive Assurance Sector Leader from 2015 until 2018. Prior to PwC, Ms. Smallwood worked at Michigan National Bank in commercial lending from 1991 to 1994. Ms. Smallwood serves on the Board of Directors of United Way for Southeastern Michigan as the Audit Committee Chair. Ms. Smallwood also serves on the Board of Inforum, a not-for-profit organization focused on accelerating careers for women in business. Ms. Smallwood received a B.A. in Economics from Albion College in 1991 and an M.B.A. in Finance from the University of Michigan in 1996. Ms. Smallwood is a Certified Public Accountant.

About Essential Properties Realty Trust, Inc.
Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of March 31, 2025, the Company’s portfolio consisted of 2,138 freestanding net lease properties across 49 states that were 99.7% leased and with a weighted average lease term of 14.0 years and a weighted average rent coverage ratio of 3.5x. In addition, as of March 31, 2025, the Company’s portfolio was

Exhibit 99.1
99.7% leased to tenants operating 604 different concepts across 49 states. Additional information about Essential Properties can be found on its website at www.essentialproperties.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “expect” and “will,” or the negative of these words, or similar words or phrases that are predictions of or indicate future events and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise. Essential Properties does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Essential Properties’ good faith beliefs, they are not guarantees of future performance. Essential Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.
Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in Essential Properties’ SEC filings. Copies of each filing may be obtained from Essential Properties or the SEC. Such forward-looking statements should be regarded solely as reflections of Essential Properties’ current plans and estimates. Actual results may differ materially from what is expressed or forecast in this press release. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events. Essential Properties expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Essential Properties’ expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.
Investor/Media:
Essential Properties Realty Trust, Inc.
Robert W. Salisbury, CFA
Senior Vice President, Head of Corporate Finance & Strategy
609-436-0619
investors@essentialproperties.com
Source: Essential Properties Realty Trust, Inc.